As filed with the Securities and Exchange Commission on November 3, 2005

Registration No. 333-109994

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________

Pacific Gas and Electric Company

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-7000	94-0742640 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

_______________

Bruce R. Worthington
Senior Vice President and General Counsel
PG&E Corporation
One Market Spear Tower, Suite 2400
San Francisco, CA 94105
(415) 267-7000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

_______________

                Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

                If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

                If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

                If this form is filed to register additional securities for an offering pursuant to Rule 263(b) under the Securities Act, please check the following box and list he Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐__________

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

                _______________

                The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

                The original Registration Statement was filed by the Registrant in connection with its Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Debt totalling $6.7 billion ($6,681,948,000 in initial offering price) in the form of first mortgage bonds was issued by the Registrant prior to the effective date of the Plan of Reorganization and the proceeds were used on the effective date to pay creditor claims.  These first mortgage bonds were secured by a first lien, subject to permitted exceptions, on substantially all of the Registrant’s real property and certain tangible personal property related to its facilities.  The indenture under which the first mortgage bonds were issued provided for the release of the lien securing the first mortgage bonds in certain circumstances, subject to certain conditions.  These conditions were subsequently satisfied and on April 22, 2005 the lien was released.  At the time of the release, the indenture was supplemented, amended and restated, among other things, to eliminate the provisions related to this lien, and the remaining outstanding first mortgage bonds were redesignated as senior notes.  This Post-Effective Amendment removes from the base prospectus included in the Registration Statement information the significance of which related to the Plan of Reorganization and revises the description of the debt so as to reflect the unsecured senior notes as compared to the previously described first mortgage bonds.  Other information previously included in the base prospectus, but permitted to be incorporated by reference under Form S-3, also has been deleted from the base prospectus in reliance on such incorporation by reference.

Subject to Completion, Dated November 3, 2005

PROSPECTUS

$2,718,052,000

The information in this prospectus is not complete and may be changed.   We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Pacific Gas and Electric Company

Senior Notes

Under this prospectus, we may offer and sell from time to time senior notes with an aggregate initial offering price of up to $2,718,052,000 in one or more offerings. This prospectus provides you with a general description of the senior notes that may be offered.

Each time we sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement for the specific offering before you invest in any of the senior notes. This prospectus may not be used to sell senior notes unless accompanied by a prospectus supplement.

The senior notes may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the senior notes, the aggregate principal amount of senior notes to be purchased by them and the compensation they will receive.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

__________, 2005

TABLE OF CONTENTS

About This Prospectus..........................................................................................................................................3

Pacific Gas and Electric Company.   ..................................................................................................................... 3

Ratio of Earnings to Fixed Charges....................................................................................................................... 3

Forward-Looking Statements.................................................................................................................................. 3

Use of Proceeds......................................................................................................................................................... 3

Description of the Senior Notes.............................................................................................................................. 3

Plan of Distribution.................................................................................................................................................... 3

Experts.........................................................................................................................................................................  3

Legal Matters............................................................................................................................................................... 3

Where You Can Find More Information. .................................................................................................................. 3

ABOUT THIS PROSPECTUS

                This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may from time to time sell senior notes with an aggregate initial offering price of up to $9.4 billion in one or more offerings, of which senior notes with an initial offering price of $6,681,948,000 have been issued.

                This prospectus provides you with only a general description of the senior notes that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered senior notes, please refer to the registration statement of which this prospectus is a part. Each time we sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any senior notes, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.”  In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the senior notes.  These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the senior notes.

                You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any underwriter, dealer or agent will make an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

PACIFIC GAS AND ELECTRIC COMPANY

                We were incorporated in California in 1905. Our principal executive offices are located at 77 Beale Street, San Francisco, California 94177, and our telephone number at that location is (415) 973-7000.

                Unless otherwise indicated, when used in this prospectus, the terms “we,” “our,” “ours” and “us” refer to Pacific Gas and Electric Company and its subsidiaries, and the term “Corp” refers to our parent, PG&E Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

                The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

Nine months ended September 30, 2005	2004	2003	2002	2001	2000
3.74	10.75	2.51	3.9	2.58	(7.70)(1)

______________

(1)         The ratio of earnings to fixed charges indicates a ratio of less than one-to-one, a deficiency of $5.6 billion.

                For purposes of computing the ratio of earnings to fixed charges, “earnings” represents pre-tax income from continuing operations, adjusted for minority interest in consolidated subsidiaries and equity in income or loss from subsidiaries accounted for using the equity method, plus fixed charges as computed, less the pre-tax earnings required to cover the preferred dividend requirements of subsidiaries.  “Fixed Charges” include interest, including amortization of debt issue costs, premiums and discounts, the debt portion of allowance for funds used during construction, an estimate of the amount of interest within rents, the preferred dividend requirements of subsidiaries and the preferred security requirements of a wholly owned trust.

FORWARD LOOKING STATEMENTS

                This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement may contain various forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results.

                For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections of the documents incorporated herein by reference titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as any additional discussion of risks, uncertainties and additional factors that may be set forth in the applicable prospectus supplement.

                You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OR PROCEEDS

                Each prospectus supplement will describe the uses of the proceeds from the issuance of the senior notes offered by that prospectus supplement.

DESCRIPTION OF THE SENIOR NOTES

                This prospectus describes certain general terms of the senior notes that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of April 22, 2005 (which supplemented, amended and restated the original indenture dated as of March 11, 2004 and thereafter supplemented) and one or more supplemental indentures that we will enter into with The Bank of New York Trust Company, N.A., successor to BNY Western Trust Company, as trustee.  We have summarized selected provisions of the indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the indenture for more complete information on the senior notes as they, and not this prospectus or any prospectus supplement, govern your rights as a holder.  The indenture is included as an exhibit to the registration statement of which this prospectus is a part.  The indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the indenture by the Trust Indenture Act.

                In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

                The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other senior and unsubordinated debt.  The senior notes will be entitled to the benefit of the indenture equally and ratably with all other senior notes issued under the indenture.

                The indenture does not limit the amount of debt we or our subsidiaries may issue under it or otherwise.  We may issue senior notes from time to time under the indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

                The prospectus supplement applicable to each series of senior notes will specify, among other things:

•              the title of the senior notes;

•              any limit on the aggregate principal amount of the senior notes;

•              the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•              the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•              the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•              any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

•              any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•              the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•              whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•              if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which such amount will be determined;

•              covenants for the benefit of the holders of that series;

•              the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•              if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the indenture; and

•              any other terms of the senior notes.

                We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

                Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date.  However, interest payable at maturity will be paid to the person to whom the principal is paid.  If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a date between 10 and 30 days before the date we propose for payment of defaulted interest or in any other manner not inconsistent with the requirements of any securities exchange on which those senior notes are listed, if the trustee finds it practicable.

Redemption

                Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate.

                We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the trustee or a paying agent on or before the redemption date or we have directed the trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

                The indenture does not permit us or any of our significant subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any debt (as defined below) secured by a lien (as defined below) on any of our principal property (as defined below) or any of our significant subsidiaries’ principal property, whether that principal property was owned when the original indenture was executed (March 11, 2004) or thereafter acquired, unless we provide that the senior notes will be equally and ratably secured with the secured debt or (ii) incur or permit to exist any attributable debt (as defined below); provided, however, that the foregoing restriction will not apply to the following:

•              to the extent we or a significant subsidiary consolidates with, or merges with or into, another entity, liens on the property of the entity securing debt in existence on the date of the consolidation or merger, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and that the liens do not extend to or cover any of our or a significant subsidiary’s principal property;

•              liens on property acquired after March 11, 2004 and existing at the time of acquisition, as long as the lien was not created or incurred in anticipation thereof and does not extend to or cover any other principal property;

•              liens of any kind, including purchase money liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or a significant subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after the acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of the construction, development or improvement and commencement of full commercial operation of the property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the liens do not extend to any principal property other than the property so acquired, constructed, developed or improved;

•              liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the lien, including liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, or the Code, or any successor section of the Code;

•              liens in favor of us, one or more of our significant subsidiaries, one or more of our wholly owned subsidiaries or any of the foregoing combination; and

•              replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any lien or of any agreement referred to in the bullet points above or replacements, extensions or renewals of the debt secured thereby (to the extent that the amount of the debt secured by the lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the lien replaced, extended or renewed.

                Notwithstanding the restriction described above, we or any significant subsidiary may, (i) issue, incur or assume debt secured by a lien not described in the immediately preceding six bullet points on any principal property owned at March 11, 2004 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured with that debt and (ii) issue or permit to exist attributable debt in respect of principal property, in either case, so long as the aggregate amount of that secured debt and attributable debt, together with the aggregate amount of all other debt secured by liens on principal property not described in the immediately preceding six bullet points then outstanding and all other attributable debt in respect of principal property, does not exceed 10% of our net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

                For these purposes:

•              “attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principals, or GAAP.

•              “capital lease obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•              “debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

•              “debt” of a significant subsidiary means any debt of such significant subsidiary for money borrowed and guarantees by the significant subsidiary of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

•              “excepted property” means any right, title or interest of us or any of our significant subsidiaries in, to or under any of the following property, whether owned at March 11, 2004 or thereafter acquired:

°              all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

°              all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

°              all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any significant subsidiary;

°              all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

°              all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

°              all claims, credits, choses in action, and other intangible property;

°              all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

°              all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

°              all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

°              all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any significant subsidiary;

°              all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any significant subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

°              real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of principal property; and

°              all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points;

•              “lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•              “net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•              “principal property” means any property of ours or any of our significant subsidiaries, as applicable, other than excepted property.

•              “significant subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act; provided that, significant subsidiary shall not include any corporation or other entity substantially all the assets of which are excepted property.

•              “swap agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

                We may not consolidate with or merge with or into any other person (as defined below) or convey, otherwise transfer or lease all or substantially all of our principal property to any person unless:

•              the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•              the person executes and delivers to the trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the indenture to be performed or observed by us;

•              in the case of a lease, the lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default under the indenture;

•              immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•              we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly owned subsidiaries.

                Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the indenture.

                In the case of the conveyance or other transfer of all or substantially all of our principal property to any person as contemplated under the indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

                The meaning of the term “substantially all” has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

                For these purposes, “person” means any individual, corporation, partnership, limited liability company, association, company, joint stock company, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity whether or not a legal entity, or any governmental authority.

Additional Covenants

                We have agreed in the indenture, among other things:

•              to maintain a place of payment;

•              to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•              to deliver to the trustee an annual officer’s certificate with respect to our compliance with our obligations under the indenture.

Modification of the Indenture; Waiver

                We and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, considered as one class, modify or amend the indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•              change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•              reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•              change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•              impair the right to institute suit for the enforcement of any payment on the senior note;

•              reduce the percentage in principal amount of outstanding senior notes the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of defaults;

•              reduce the quorum or voting requirements applicable to holders of the senior notes; or

•              modify the provisions of the indenture with respect to modification and waiver, except as provided in the indenture.

                We and the trustee may, without the consent of any holder of senior notes, modify and amend the indenture for certain purposes, including to:

•              add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•              cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with other provisions;

•              make any other additions to, deletions from or changes to the provisions under the indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•              change or eliminate any provision of the indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect; and

•              change any place or places for payment or surrender of senior notes and where notices and demands to us may be served.

                The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Transfer” and with certain covenants and restrictions that may apply to a series of senior notes as provided in the indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

                In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the indenture as of a specified date:

•              the principal amount of a discount senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•              senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

                An “event of default” means any of the following events which shall occur and be continuing:

•              failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•              failure to pay the principal of, or sinking fund payment or premium, if any, on, a senior note when due and payable;

•              failure to perform or breach of any other covenant or warranty applicable to us in the indenture continuing for 90 days after the trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the trustee or the trustee and holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice agree in writing to an extension of the period prior to its expiration;

•              certain events of bankruptcy, insolvency or reorganization; and

•              the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt, whether the debt existed on March 23, 2004 (the date senior notes were first issued under the original indenture), or is thereafter created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100 million or more.

                The $100 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2004 by the same percentage increase in the urban CPI for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year.  “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

                If the trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

                If an event of default occurs and is continuing, the trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the trustee if given by holders); provided, however, that if an event of default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the indenture have been satisfied before a judgment or decree for payment has been obtained by the trustee as provided in the indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

                No holder of senior notes will have any right to enforce any remedy under the indenture unless the holder has given the trustee written notice of a continuing event of default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the trustee in writing to institute proceedings in respect of the event of default in its own name as trustee under the indenture and the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

                The trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

                If an event of default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee; provided the direction could not involve the trustee in personal liability where indemnity would not, in the trustee’s sole discretion, be adequate.

Satisfaction and Discharge

                Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture and, our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the trustee or any paying agent (other than us) in trust of:

•              money in an amount which will be sufficient; or

•              in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or the paying agent, will be sufficient; or

•              a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

                This discharge of the senior notes through the deposit with the trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes.  Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

                For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

                Senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge (unless otherwise indicated in a prospectus supplement), upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

                If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is mailed or register the transfer of or exchange any senior note selected for redemption.

Global Securities

                Senior notes may be represented, in whole or in part, by one or more global securities, with an aggregate principal amount equal to that of the senior notes they represent. We will register each global security in the name of a depositary or its nominee and deposit the global security with the depositary. Each global security will bear a legend regarding the restrictions on transfer.

                No global security may be exchanged for senior notes registered, and no transfer of a global security may be registered, in the name of any person other than a depositary for the global security or any nominee of the depositary, unless:

•              the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or is no longer eligible to act as depositary and we have not appointed a successor in 90 days;

•              an event of default has occurred and is continuing with respect to the senior notes represented by the global security;

•              we determine a series will no longer be represented by a global security.

                If specified in a prospectus supplement, we will register all senior notes issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

                As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the senior notes that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•              be entitled to have the global security or senior notes registered in their names;

•              receive or be entitled to receive physical delivery of certificated senior notes in exchange for a global security; and

•              be considered to be the owners or holders of the global security or any senior notes for any purpose under the indenture.

                We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

                Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of senior notes represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the participant. Similarly, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

Resignation or Removal of Trustee

                The trustee may resign at any time upon written notice to us and the trustee may be removed at any time by written notice delivered to the trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the trustee, or any holder who has been a bona fide holder of a senior note for at least six months may seek a court order for the removal of the trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

                The Bank of New York Trust Company, N.A. acts as the trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. We and our affiliates maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Trust Company, N.A.

Governing Law

                The indenture and the senior notes are governed by California law.

PLAN OF DISTRIBUTION

                We may sell any series of senior notes being offered by this prospectus in one or more of the following ways from time to time:

•              to underwriters or dealers for resale to the public or to institutional investors;

•              directly to institutional investors; or

•              through agents to the public or to institutional investors.

                A prospectus supplement applicable to each series of senior notes will state the terms of the offering of the senior notes, including:

•              the name or names of any underwriters or agents;

•              the purchase price of the senior notes and the proceeds to be received by us from the sale;

•              any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•              any initial public offering price;

•              any discounts or concessions allowed or reallowed or paid to dealers; and

•              any securities exchange or automated quotation system on which the senior notes may be listed.

                If we use underwriters in the sale, the senior notes will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including:

•              negotiated transactions;

•              at a fixed public offering price or prices, which may be changed;

•              at market prices prevailing at the time of sale;

•              at prices based on prevailing market prices; or

•              at negotiated prices.

                Senior notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular senior notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the particular senior notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the senior notes being offered if any are purchased.

                We may sell senior notes directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of senior notes in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

                Any underwriters, dealers or agents participating in the distribution of senior notes may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of senior notes may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

                Unless otherwise specified in a prospectus supplement, senior notes will not be listed on a securities exchange. Any underwriters to whom senior notes are sold by us for public offering and sale may make a market in the senior notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                To facilitate a senior notes offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

•              Over-allotment involves sales in excess of the offering size, which creates a short position.

•              Stabilizing transactions permit bids to purchase the underlying senior notes so long as the stabilizing bids do not exceed a specified maximum.

•              Short covering positions involve purchases of senior notes in the open market after the distribution is completed to cover short positions.

•              Penalty bids permit the underwriters to reclaim a selling concession from a dealer when senior notes originally sold by the dealer are purchased in a covering transaction to cover short positions.

                These activities may cause the price of the senior notes to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

EXPERTS

                The consolidated financial statements, the related consolidated financial statement schedule and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Pacific Gas and Electric Company and subsidiaries’ Current Report on Form 8-K dated October 28, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the Financial Statements and Financial Statement Schedule and include explanatory paragraphs referring to Pacific Gas and Electric Company’s adoption of new accounting standards in 2003 to account for asset retirement obligations and financial instruments with characteristics of both liability and equity, and in 2005 the change of the classification of changes in certain restricted cash balances in the consolidated statement of cash flows, (2) express an unqualified opinion on management’s assessment regarding effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

                The validity of the senior notes has been passed upon for us by Orrick, Herrington & Sutcliffe LLP. The validity of the senior notes will be passed upon for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

                We file annual, quarterly and current reports, information statements and other information with the SEC under File No. 001-2348. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

                We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

                We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information furnished and not filed, pursuant to Items 2.02 or 7.01 in any Form 8‑K filing or any other item that permits us to furnish, rather than file, information) before the termination of the offering of the senior notes offered hereby:

•              our annual report on Form 10-K for the year ended December 31, 2004;

•              our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•              our current reports on Form 8-K filed with the SEC on January 6, 2005, February 1, 2005, February 11, 2005, February 18, 2005 (Item 8.01 only), March 7, 2005, March 30, 2005, April 11, 2005, April 25, 2005, May 11, 2005, June 21, 2005, September 22, 2005,  October 7, 2005, October 21, 2005, October 28, 2005 and October 31, 2005.  (The October 28, 2005 Form 8-K, as amended by the October 31, 2005 Form 8-K, supersede financial statements and other information contained in our annual report on Form 10-K for the year ended December 31, 2004 and our quarterly report on Form 10-Q for the quarter ended March 31, 2005.)

                The incorporation by reference of the filings listed above does not extend to any such filings made by Corp and not us or to any information in any filings jointly made by Corp and us regarding Corp or its other subsidiaries, but not regarding us.

                All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement.  Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

                You may request a copy of these filings and copies of the indenture and the other documents which establish the terms of senior notes offered hereby at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary
Pacific Gas and Electric Company
P.O. Box 193722
San Francisco, CA 94119-3722
Telephone: (415) 267-7070
Facsimile: (415) 267-7268

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                The following table sets forth all expenses payable by us in connection with this Registration Statement, including those incurred in respect of the debt issued in connection with our Plan of Reorganization.  All the amounts shown are estimates except for the registration fee.

Registration fee..............................................................................	$ 760,460
Printing and engraving expenses................................................	510,000
Legal fees and expenses...............................................................	8,500,000
Accounting fees and expenses....................................................	460,000
Trustee’s and authenticating agent’s fees and expenses.......	20,000
Rating agencies’ fees....................................................................	1,613,000
Miscellaneous................................................................................	150,000
Total.........................................................................................	$12,013,460

Item 15.  Indemnification of Directors and Officers.

                Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances.  Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.  Our articles of incorporation also eliminate the liability of our directors to the fullest extent permissible by California law.  Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

Item 16.  Exhibits.

                (a)           Exhibits.

Number	Description
2.1

Order Confirming Plan of Reorganization, including the Plan of Reorganization, dated July 31, 2003 as modified by modifications dated November 6, 2003 and December 19, 2003 (Exhibit B to Confirmation Order and Exhibits B and C to the Plan of Reorganization omitted)*†

2.2	Order dated February 27, 2004 Approving Technical Corrections to Plan of Reorganization and Supplementing Confirmation Order to Incorporate such Corrections†
4.1

Indenture dated as of April 22, 2005 between Pacific Gas and Electric Company and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q Quarterly Report for the Quarter Ended March 31, 2005, File No. 1-2348)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the securities being registered†
12.1	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.2 to the Registrant's Form 10-Q Quarterly Report for the Quarter Ended September 30, 2005, File No. 1-2348)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)†
24.1	Powers of Attorney (for other than Peter A. Darbee and Christopher P. Johns)†
24.2	Resolutions of the Board of Directors of Pacific Gas and Electric Company†
24.3	Power of Attorney of Peter A. Darbee
24.4	Power of Attorney of Christopher P. Johns
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of BNY Western Trust Company to which The Bank of New York Trust Company, N.A. is the successor Trustee†

*          We undertake to provide a copy of each omitted exhibit supplementally to the SEC upon request.

†          Previously filed.

Item 17.  Undertakings.

                The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (b)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (c)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of  an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                (6)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 3, 2005.

                                                                                                     Pacific Gas And Electric Company
                                                                                                                               (Registrant)

                                                                                                  By                           * GORDON R. SMITH
                                                                                                                                      Gordon R. Smith
                                                                                                                    President and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* GORDON R. SMITH	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2005
Gordon R. Smith
*CHRISTOPHER P. JOHNS	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 3, 2005
Christopher P. Johns
*DINYAR B. MISTRY	Vice President and Controller (Principal Accounting Officer)	November 3, 2005
Dinyar B. Mistry
*DAVID R. ANDREWS	Director	November 3, 2005
David R. Andrews
Director
Leslie S. Biller
*DAVID A. COULTER	Director	November 3, 2005
David A. Coulter
*C.LEE COX	Director	November 3, 2005
C. Lee Cox
*PETER A. DARBEE	Director	November 3, 2005
Peter A. Darbee
*ROBERT D. GLYNN, JR.	Director	November 3, 2005
Robert D. Glynn, Jr.

Maryellen C. Herringer	Director
*MARY S. METZ	Director	November 3, 2005
Mary S. Metz
Director
Barbara L. Rambo
*BARRY LAWSON WILLIAMS	Director	November 3, 2005
Barry Lawson Williams

*By: /s/ GARY P. ENCINAS
Gary P. Encinas
Attorney-in-fact

EXHIBIT INDEX

Number	Description
2.1

Order Confirming Plan of Reorganization, including the Plan of Reorganization, dated July 31, 2003 as modified by modifications dated November 6, 2003 and December 19, 2003 (Exhibit B to Confirmation Order and Exhibits B and C to the Plan of Reorganization omitted)†

2.2	Order dated February 27, 2004 Approving Technical Corrections to Plan of Reorganization and Supplementing Confirmation Order to Incorporate such Corrections†
4.1

Indenture dated as of April 22, 2005 between Pacific Gas and Electric Company and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q Quarterly Report for the Quarter Ended March 31, 2005, File No. 1-2348)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the securities being registered†
12.1	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.2 to the Registrant's Form 10-Q Quarterly Report for the Quarter Ended September 30, 2005, File No. 1-2348)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)†
24.1	Powers of Attorney (for other than Peter A. Darbee and Christopher P. Johns)†
24.2	Resolutions of the Board of Directors of Pacific Gas and Electric Company†
24.3	Power of Attorney of Peter A. Darbee
24.4	Power of Attorney of Christopher P. Johns
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of BNY Western Trust Company to which The Bank of New York Trust Company, N.A. is the successor Trustee† † Previously filed